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                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 4 to the Registration Statement, No. 333-102800, of Durban Roodepoort Deep, Limited on Form F-3 of our report dated November 29, 2004 with respect to the consolidated balance sheet of Durban Roodepoort Deep, Limited and its subsidiaries as of June 30, 2004 and June 30, 2003 and the related consolidated statements of operations, stockholders' equity, cash flows and notes thereto for the years then ended, which report appears in the Annual Report on Form 20-F of Durban Roodepoort Deep, Limited for the year ended June 30, 2004.

/s/ Johan Holtzhausen                             /s/ Carel Smit
Johan Holtzhausen                                 Carel Smit
Director: Energy and Natural Resources            Managing Director: Energy
                                                  and Natural Resources

KPMG Inc

Registered Accountants and Auditors

Chartered Accountants (SA)

Johannesburg, South Africa
November 29, 2004